TENTH AMENDMENT
TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS TENTH AMENDMENT effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin
limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following ETF:

SonicSharesTM Global Shipping ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.    Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST    U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric Falkeis    By: /s/ Anita Zagrodnik
Name: Eric Falkeis    Name: Anita Zagrodnik
Title: President    Title: Senior Vice President
Date: 7/28/2021    Date: 7/28/2021

Amended Exhibit A to the Fund Accounting Servicing Agreement
Separate Series of Tidal ETF Trust

Name of Series

Aware Ultra-Short Duration Enhanced Income ETF
SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF
RPAR Risk Parity ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF
Adasina Social Justice All Cap Global ETF
ATAC US Rotation ETF
ATAC Credit Rotation ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
Gotham Enhanced 500 ETF
Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF
Euclid Capital Growth ETF
Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF
SonicSharesTM Airlines, Hotels, Cruise Lines ETF
SonicSharesTM Global Shipping ETF
iClima Global Decarbonization Transition Leaders ETF
iClima Distributed Renewable Energy Transition Leaders ETF
Robinson Alternative Yield Pre-Merger SPAC ETF
ZEGA Buy and Hedge ETF